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                                                                   EXHIBIT 10.26

                                GUARANTY OF LEASE

      THIS GUARANTY OF LEASE ("GUARANTY") is made as of this 25th day of March, 2002 by DAISYTEK INTERNATIONAL CORPORATION, a Delaware corporation ("GUARANTOR") in favor of TEJON DERMODY INDUSTRIAL LLC, a Delaware limited liability company ("LANDLORD") in connection with that certain Standard Industrial Lease (Net - Net - Net) of substantially even date herewith (the "LEASE"), pursuant to which Landlord leases to Daisytek, Incorporated, a Delaware corporation ("TENANT"), an approximately 325,954 rentable square foot portion (the "PREMISES") of the larger approximately 651,909 rentable square foot building ("BUILDING"), with a street address of 4049 Industrial Parkway, located in the project commonly known as "Tejon Industrial Complex" in the County of Kern, California, as more particularly described in the Lease.

      A. Landlord requires this Guaranty as a condition to its execution of the Lease and the performance of the obligations to be performed under the Lease by Landlord.

      B. Tenant is a wholly-owned subsidiary of Guarantor. Guarantor has agreed to provide this Guaranty to induce Landlord to enter into the Lease with Tenant and perform its obligations under the Lease.

      In consideration of Landlord's agreement to execute the Lease and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor does hereby agree with Landlord as follows:

      1. The Lease is hereby incorporated into and made a part of this Guaranty by this reference.

      2. Guarantor hereby absolutely, irrevocably and unconditionally guarantees, as a primary obligor and not as a surety, without deduction by reason of setoff, defense or counterclaim, the full and punctual payment of all sums of rent and other amounts payable under the Lease and the full and punctual performance of all terms, covenants and conditions in the Lease to be kept, performed and/or observed by Tenant. Guarantor's obligations under this Guaranty are continuing and unconditional and shall terminate only upon full and complete payment and performance of all guaranteed obligations.

      3. Guarantor hereby agrees that, without the consent or demand of or notice to Guarantor and without affecting any of the obligations of Guarantor hereunder: (a) the Lease may be extended and any other term, covenant or condition of the Lease may be amended, compromised, released or otherwise altered by Landlord and Tenant, and Guarantor does guarantee and promise to perform all of the obligations of Tenant under the Lease as so extended, amended, compromised, released or altered; (b) any guarantor of or party to the Lease may be released, substituted or added; (c) any right or remedy under the Lease may be exercised, not exercised, impaired, modified, limited, destroyed, or suspended; (d) Landlord or any other person may deal in any manner with Tenant, any guarantor, any party to the Lease or any other person; (e) Landlord may permit Tenant to holdover the Premises beyond the Lease Term; and
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(f) all or any part of the Premises or of Tenant's rights or liabilities under the Lease may be sublet, assigned or assumed. Notwithstanding any of the foregoing actions, Guarantor shall be and remain bound by the obligations set forth in this Guaranty. Without in any way limiting the foregoing, Guarantor agrees not to unreasonably withhold its consent to any sublease, assignment of the Lease or other modification of the Lease which is agreed to by Landlord and Tenant.

      4. The obligations of Guarantor under this Guaranty are independent of the obligations of Tenant and Guarantor hereby knowingly and voluntarily waives and agrees not to assert or take advantage of: (a) any right to require Landlord to proceed against Tenant, or any other guarantor or person or to pursue any other security or remedy before proceeding against Guarantor; (b) any defense based on the genuineness, validity, regularity or enforceability of the Lease; (c) any right or defense that may arise by reason of the incapacity, lack of authority, death or disability of Tenant or any other person; and (d) any right or defense arising by reason of the absence, impairment, modification, limitation, destruction or cessation (in bankruptcy, by an election of remedies, or otherwise) of the liability of Tenant, of the subrogation rights of Guarantor or of the right of Guarantor to proceed against Tenant for reimbursement. Without limiting the generality of the foregoing, Guarantor hereby waives any and all benefits of the provisions of Sections 2809, 2810 and 2845 of the California Civil Code and any similar or analogous statutes of California or any other jurisdiction.

      5. Guarantor hereby knowingly and voluntarily waives and agrees not to assert or take advantage of (a) any right or defense based on the absence of any or all presentments, demands (including demands for performance), notices (including notices of any adverse change in the financial status of Tenant, notices of any other facts which increase the risk to Guarantor, notices of non-performance and notices of acceptance of this Guaranty) and protests of each and every kind; (b) the defense of any statute of limitations in any action under or related to this Guaranty or the Lease; (c) any right or defense based on a lack of diligence or failure or delay by Landlord in enforcing its rights under this Guaranty or the Lease. In addition to the foregoing, Guarantor acknowledges and agrees that any partial payment or performance by Tenant or otherwise or other circumstance which operates to toll any statute of limitations as to Tenant shall operate to toll the statute of limitations as to Guarantor.

      6. Guarantor hereby knowingly and voluntarily waives and agrees not to assert or take advantage of any right to (a) exoneration if Landlord's actions shall impair any security or collateral of Guarantor; (b) any security or collateral held by Landlord; (c) require Landlord to proceed against or exhaust any security or collateral before proceeding against Guarantor; (d) require Landlord to pursue any right or remedy for the benefit of Guarantor; or (e) any law providing that the obligations of a guarantor must not be larger in amount nor in other respects more burdensome than that of the principal or which reduces a guarantor's obligation in proportion to the principal obligation. Without limiting the generality of the foregoing, Guarantor hereby waives any and all benefits of the provisions of Sections 2819, 2822, 2849 and 2850 of the California Civil Code and any similar or analogous statutes of California or any other jurisdiction.

      7. Guarantor shall not, without the prior written consent of Landlord, commence, or join with any other person in commencing, any bankruptcy, reorganization or insolvency


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proceeding against Tenant. Guarantor's obligations under this Guaranty shall in no way be affected by any bankruptcy, reorganization or insolvency of Tenant or any successor or assignee of Tenant or by any disaffirmance or abandonment of the Lease or any payment under this Guaranty by a trustee of Tenant in any bankruptcy proceeding including, without limitation, any impairment, limitation, or modification of the liability of Tenant or the estate of Tenant in bankruptcy, or of any remedy for the enforcement of Tenant's liability under the Lease resulting from the operation of any present or future provision of any federal or state bankruptcy or insolvency law or other statute or from the decision of any court. Guarantor shall file in any bankruptcy or other proceeding in which the filing of claims is required or permitted by law all claims which Guarantor may have against Tenant relating to any indebtedness of Tenant to Guarantor and will assign to Landlord all rights of Guarantor thereunder until all Lease obligations are paid in full. Landlord shall have the sole right to accept or reject any plan proposed in such proceeding and to take any other action that a party filing a claim is entitled to do relating to any indebtedness of Tenant to Landlord under the Lease. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to Landlord the amount payable on such claim and, to the full extent necessary for that purpose, Guarantor hereby assigns to Landlord all of Guarantor's rights to any such payments or distributions to which Guarantor would otherwise be entitled; provided, however, that Guarantor's obligations hereunder shall not be satisfied except to the extent that Landlord receives cash by reason of any such payment or distribution. If Landlord receives anything hereunder other than cash, the same shall be held as collateral for amounts due under this Guaranty. In the event any payment by Tenant to Landlord is held to constitute a preference, fraudulent conveyance or otherwise required to be returned by Landlord, such payment by Tenant to Landlord shall not in any way diminish Guarantor's obligations hereunder and this Guaranty shall continue to be effective. If the aggregate amount so paid is greater than the guaranteed obligations then outstanding, and after taking into account any payments theretofore made to and actually received by Landlord from Guarantor, Landlord will pay the amount of the excess to the party or parties entitled thereto.

      8. Until all the Tenant's obligations under the Lease are fully performed,
Guarantor: (a) shall have no right of subrogation, contribution or reimbursement against the Tenant by reason of any payments or acts of performance by Guarantor under this Guaranty; (b) subordinates any liability or indebtedness of the Tenant now or hereafter held by Guarantor to the obligations of the Tenant under, arising out of or related to the Lease or Tenant's use of the Premises; and (c) acknowledges that the actions of Landlord may affect or eliminate any rights of subrogation, contribution or reimbursement of Guarantor as against Tenant without any liability or recourse against Landlord. Without limiting the generality of the foregoing, Guarantor hereby waives any and all benefits of the provisions of Section 2848 of the California Civil Code and any similar or analogous statutes of California or any other jurisdiction.

      9. Prior to the execution of this Guaranty and at any time during the Term of the Lease upon ten (10) days prior written notice from Landlord, Guarantor agrees to provide Landlord with an annual financial statement of Guarantor for each year. Guarantor's financial statements are to be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Guarantor, audited by an independent certified public accountant. Guarantor represents and warrants that all such financial statements shall be true and correct


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statements of Guarantor's financial condition and an officer of Guarantor shall certify in writing to Landlord to that effect.

      10. The liability of Guarantor and all rights, powers and remedies of Landlord hereunder and under any other agreement now or at any time hereafter in force between Landlord and Guarantor relating to the Lease shall be cumulative and not alternative and such rights, powers and remedies shall be in addition to all rights, powers and remedies given to Landlord by law.

      11. Subject to the limitations hereinafter set forth, this Guaranty applies to, inures to the benefit of and binds all parties hereto, their heirs, devisees, legatees, executors, administrators, representatives, successors and assigns. This Guaranty may be assigned by Landlord voluntarily or by operation of law. Guarantor may not assign, delegate or otherwise transfer all or any part of its rights and obligations under this Guaranty without the express prior written consent of Landlord, which consent may be withheld in Landlord's sole and absolute discretion, it being understood that Landlord is relying upon the financial strength and integrity of Guarantor in this transaction.

      12. This Guaranty shall constitute the entire agreement between Guarantor and the Landlord with respect to the subject matter hereof. No provision of this Guaranty or right of Landlord hereunder may be waived nor may any guarantor be released from any obligation hereunder except by a writing duly executed by an authorized officer, director or trustee of Landlord. The waiver or failure to enforce any provision of this Guaranty shall not operate as a waiver of any other breach of such provision or any other provisions hereof. No course of dealing between Landlord and Tenant shall alter or affect the enforceability of this Guaranty or Guarantor's obligations hereunder.

      13. In giving this Guaranty, Guarantor has independently investigated, to the extent deemed necessary by Guarantor, Tenant's financial condition and hereby knowingly and irrevocably waive any right Guarantor may possess to require Landlord to disclose to Guarantor any information Landlord may now or hereafter possess concerning Tenant's present or future character, credit, collateral or financial condition. Guarantor assumes the responsibility for being and keeping informed of the financial condition of Tenant and of all circumstances bearing upon the risk of non-payment and nonperformance of the guaranteed obligations which diligent inquiry would reveal.

      14. The term "Landlord" whenever hereinabove used refers to and means the Landlord in the foregoing Lease specifically named and also any assignee of said Landlord, whether by outright assignment or by assignment for security, and also any successor to the interest of said Landlord or of any assignee of such Lease or any part thereof, whether by assignment or otherwise. The term "Tenant" whenever hereinabove used refers to and means the Tenant in the foregoing Lease specifically named and also any assignee or subtenant of said Lease and also any successor to the interests of said Tenant, assignee or sublessee of such Lease or any part thereof, whether by assignment, sublease or otherwise including, without limitation, any trustee in bankruptcy and any bankruptcy estate of Tenant, Tenant's assignee or sublessee.


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      15. If Guarantor shall become bankrupt or insolvent, or any application shall be made to have Guarantor declared bankrupt or insolvent, or Guarantor shall make an assignment for the benefit of creditors, or Guarantor shall enter into a proceeding for the dissolution of marriage, or in the event of death of Guarantor, notice of such occurrence or event shall be promptly furnished to Landlord by such Guarantor or Guarantor's fiduciary. This Guaranty shall extend to and be binding upon each Guarantor's legal heirs and representatives, and successors and assigns, including, but not limited to, trustees in bankruptcy and Guarantor's estate.

      16. Any notice, request, demand, instruction or other communication to be given to any party hereunder shall be in writing and sent by registered or certified mail, return receipt requested in accordance with the notice provisions of the Lease. The Tenant shall be deemed Guarantor's agent for service of process and notice to Guarantor delivered to the Tenant at the address set forth in the Lease shall constitute proper notice to Guarantor for all purposes. Notices to Landlord shall be delivered to Landlord's address set forth in the Lease. Landlord, at its election, may provide an additional notice to Guarantor at the address provided under Guarantor's signature below.

      17. If either party hereto participates in an action against the other party arising out of or in connection with this Guaranty, the prevailing party shall be entitled to have and recover from the other party reasonable attorneys' fees, collection costs and other costs incurred in and in preparation for the action. In addition to the foregoing, Guarantor shall be responsible for any attorneys' fees, collection costs and other costs of Tenant arising out of any dispute under the Lease, including, without limitation, all interest, default interest, post-petition bankruptcy interest and other post-petition obligations, late charges, court costs and attorneys' fees, which may be suffered or incurred by Landlord in enforcing or compromising any rights under this Guaranty or in enforcing or compromising the performance of Tenant's obligations under the Lease. Guarantor hereby waives any right to trial by jury and further waives and agrees not to assert or take advantage of any defense based on any claim that any arbitration decision binding upon Landlord and Tenant is not binding upon Guarantor.

      18. Guarantor represents and warrants to Landlord that: (a) this Guaranty has been duly executed and delivered to Landlord by Guarantor; (b) this Guaranty is a valid and legally binding obligation of Guarantor, enforceable in accordance with its terms, except as such validity, binding nature or enforceability may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other laws or court decisions relating to or affecting the rights of creditors generally; (c) Guarantor has received a true, correct and complete copy of and is fully familiar with the Lease and represents and warrants that to the best of Guarantor's knowledge, all necessary action has been taken by Tenant to authorize Tenant's execution and delivery of the Lease; and (d) Tenant is under no disability in connection with its execution and delivery of the Lease and there are no defenses to Tenant's full payment and performance of all of its obligations under the Lease. Within ten (10) days following Landlord's request, Guarantor shall deliver to Landlord an estoppel certificate certifying, among other things, that this Guaranty is in full force and effect and has not been amended or terminated.

      19. Guarantor agrees that all questions, actions and disputes with respect to this Guaranty or the performance or enforcement thereof shall be governed by, and decided in


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accordance with, the laws of the State of California, and venue shall be set in any federal or state court located in Kern County, California.

      20. Should any one or more provisions of this Guaranty be determined to be illegal or unenforceable, all other provisions shall nevertheless be effective.

      21. Time is strictly of the essence under this Guaranty and any amendment, modification or revision hereof.

      22. If Guarantor is a corporation, each individual executing this Guaranty on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Guaranty on behalf of said corporation, in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the by-laws of said corporation, and that this Guaranty is binding upon said corporation in accordance with its terms. If Guarantor is a corporation, Landlord, at its option, may require Guarantor to concurrently, with the execution of this Guaranty, deliver to Landlord a certified copy of a resolution of the Board of Directors of said corporation authorizing or ratifying the execution of this Guaranty. If Guarantor is another form of entity, each individual executing this Guaranty on behalf of said entity represents and warrants that he or she is duly authorized to execute and deliver this Guaranty on behalf of said entity in accordance with the governing and/or formation documents of said entity.

      23. If more than one party executes a Guaranty of Lease guaranteeing Tenant's obligations under the Lease, then each party's obligations shall be joint and several.

      THE UNDERSIGNED HAS READ AND UNDERSTANDS THE TERMS AND CONDITIONS CONTAINED IN THIS GUARANTY INCLUDING, WITHOUT LIMITATION, ALL WAIVERS CONTAINED IN THIS GUARANTY.

      Executed as of the date of the Lease.

                                    DAISYTEK INTERNATIONAL CORPORATION,
                                    a Delaware corporation


                                    By:     /S/ MICHAEL BISHOFF
                                       ---------------------------------------
                                       Name:  Michael Bishoff
                                       Title:  VP - Distribution


                                    By:     /S/ GEORGE MANEY
                                       ---------------------------------------
                                       Name:  George Maney
                                       Title:  SVP - Operations

Address of Guarantor:

Daisytek International Corporation
1025 Central Expressway, South


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Allen, Texas  75013
Attn: Michael Bishoff

*NOTE:

IF TENANT IS A CALIFORNIA CORPORATION, then one of the following alternative requirements must be satisfied:

(A) This Lease must be signed by two (2) officers of such corporation: one being the chairman of the board, the president or a vice president, and the other being the secretary, an assistant secretary, the chief financial officer or an assistant treasurer. If one (1) individual is signing in two
      (2) of the foregoing capacities, that individual must sign twice; once as one officer and again as the other officer.

(B) If there is only one (1) individual signing in two (2) capacities, or if the two (2) signatories do not satisfy the requirements of (A) above, then Tenant shall deliver to Landlord a certified copy of a corporate resolution in a form reasonably acceptable to Landlord authorizing the signatory(ies) to execute this Lease.

IF TENANT IS A CORPORATION INCORPORATED IN A STATE OTHER THAN CALIFORNIA, then Tenant shall deliver to Landlord a certified copy of a corporate resolution in a form reasonably acceptable to Landlord authorizing the signatory(ies) to execute this Lease.

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